UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry Into a Material Definitive Agreement.

On December 10, 2020, Leaf Group Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity LLC as the representative of the several underwriters (the “Underwriters”) relating to the underwritten public offering of 7,145,000 shares of the Company’s common stock, par value $0.0001 per share (such shares, the “Common Stock” and such offering of shares of Common Stock, the “Offering”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell 7,145,000 shares to the Underwriters. The price to the public in the Offering was $4.20 per share.

The net proceeds to the Company from the Offering are expected to be approximately $27.8 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Offering is scheduled to close on December 14, 2020, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to 1,071,750 additional shares of Common Stock from the Company at the public offering price.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-249476) previously filed with the Securities and Exchange Commission and a related prospectus supplement and accompanying prospectus. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the shares of Common Stock in the Offering is attached as Exhibit 5.1 hereto.

Item 8.01      Other Events.

On December 10, 2020, the Company issued a press release announcing that it had priced the Offering. A copy of this press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 10, 2020, by and between the Company and Canaccord Genuity LLC.
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
99.1	Press release, dated December 10, 2020.
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF GROUP LTD.

Date: December 11, 2020	By:	/s/ Adam Wergeles
Adam Wergeles
Executive Vice President and General Counsel